Exhibit 10.4

AVAYA INC.
CHANGE IN CONTROL SEVERANCE PLAN

First Amendment

The Compensation Committee of the Board of Directors of Avaya Holdings Corp. (the “Committee”), having reserved the right under Section 8 of the Avaya Inc. Change in Control Severance Plan (as amended from time to time, the “CIC Plan”) to amend the CIC Plan, does hereby amend the CIC Plan, effective as of February 11, 2019 (the “Amendment Effective Date”), as follows:

1.Section 2.1(iv) of the CIC Plan is hereby amended and restated in its entirety as follows:
“With respect to any outstanding equity awards granted prior to the Amendment Effective Date, full vesting of any such equity awards, with any performance-based awards vesting based upon deemed achievement of the performance metrics at the target level. With respect to any outstanding equity awards granted on or following the Amendment Effective Date, vesting of any such equity awards as set forth in the applicable award agreement.”
2.    Except as amended hereby, the CIC Plan shall remain in full force and effect in accordance with its terms.
Avaya Holdings Corp.

By: /s/ James M. Chirico Jr.
Name: James M. Chirico, Jr.
Title: President & Chief Executive Officer

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